Exhibit 7.7

JOINDER TO INVESTOR RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of November 17, 2014 by the undersigned (each, a “Joining Party”) in accordance with the Investor Rights Agreement, dated as of October 3, 2011 (the “Investor Rights Agreement”), among Diamond Castle Partners IV, L.P., Diamond Castle Partners IV-A, L.P., Deal Leaders Fund, L.P., (collectively, the “DCP Funds”), Multi-Color Corporation (the “Company”) and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used by not defined herein shall have the meaning ascribed to such terms in the Investor Rights Agreement.

As of the date hereof, pursuant to Section 18 or the Investor Rights Agreement and the notice previously delivered to the Company pursuant to Section 3(d) of the Investor Rights Agreement on November 4, 2014, the DCP Funds have transferred all of their Registrable Securities to the Joining Parties.

Each Joining Party hereby acknowledges, agrees and confirms that it is a Permitted Transferee (as defined in Section 1 of the Investor Rights Agreement) by virtue of being an Affiliate (also as defined in Section 1 of the Investor Rights Agreement) of the DCP Funds.

Pursuant to Section 18 of the Investor Rights Agreement, each Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, such Joining Party thenceforth shall be deemed to be a party to, and a DCH Investor Party under, the Investor Rights Agreement and shall have all of the rights and obligations of a DCH Investor Party thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder Agreement as of the date first above written.

DIAMOND CASTLE PARTNERS 2014, L.P.

By: DCP 2014 GP, L.P., its general partner

By: DCP 2014 GP-GP, LLC, its general partner

By:	/s/ Ari Benacerraf

Name:	Ari Benacerraf

Title:	Managing Member

Address for Notices:
c/o Diamond Castle Holdings, LLC,
280 Park Avenue, 25th Floor, East Tower,
New York, New York 10017

DCP 2014 DEAL LEADERS FUND, L.P.

By: DCP 2014 GP, L.P., its general partner

By: DCP 2014 GP-GP, LLC, its general partner

By:	/s/ Ari Benacerraf

Name:	Ari Benacerraf

Title:	Managing Member

Address for Notices:
c/o Diamond Castle Holdings, LLC,
280 Park Avenue, 25th Floor, East Tower,
New York, New York 10017

[Signature Page to Joinder to MCC Investor Rights Agreement]